Exhibit 99.1

          Cathay Bancorp, Inc. Announces Strong Third Quarter Results

    LOS ANGELES, Oct. 15 /PRNewswire-FirstCall/ -- Cathay Bancorp, Inc. (the "Company") (Nasdaq: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the third quarter of 2003.

     STRONG FINANCIAL PERFORMANCE
                                        3rd Quarter 2003    3rd Quarter 2002

     Net income                           $13.0 million       $13.0 million
     Basic earnings per share                     $0.72               $0.72
     Diluted earnings per share                   $0.72               $0.72
     Return on average assets                     1.66%               1.96%
     Return on average stockholders' equity      16.55%              18.94%
     Efficiency ratio                            34.45%              34.65%

    THIRD QUARTER HIGHLIGHTS:
    * Net income for the third quarter 2003 was the same as the quarter a year ago, at $13.0 million.
    * Total asset growth of $447.6 million or 16.3% to $3.2 billion at September 30, 2003, from December 31, 2002 of $2.8 billion.
    * Gross loans grew to $2.1 billion from December 31, 2002, an increase of $219.0 million or 11.7%, primarily in commercial mortgage loans and commercial loans.
    * Deposit accounts grew to $2.5 billion from December 31, 2002, an increase of $229.5 million or 9.9%, of which $140.8 million or 61.4% of the total growth was in core deposits.
    * Net recoveries of $46,000 in the third quarter of 2003, compared with net charge-offs of $402,000 in the year ago quarter.
    * Return on average stockholders' equity was 16.55% and return on average assets was 1.66% for the quarter ended September 30, 2003.
    * Receipt of stockholder and regulatory approval for the merger of GBC Bancorp into the Company, which is currently expected to occur after the close of business on Monday, October 20, 2003, or as soon thereafter as possible.
    * On September 4, 2003, the American Banker newspaper ranked the Company as the 16th most efficient US bank holding company among the 500 largest, based on the results for the first quarter of 2003.

    "The third quarter results were strong as measured by the robust
$142.0 million increase in loans during the quarter and continued excellent credit quality. However, net income of $13.0 million was adversely impacted by the decline in the net interest margin to 3.74% from 3.91% in the second quarter of 2003, primarily as a result of accelerated securities premium amortization expense of $0.8 million due to higher prepayments and lower overall yields in the securities portfolio. Third quarter results were also impacted by higher effective income tax rates compared with last year. With the improved momentum from new business and a decrease in securities premium amortization expense, we are optimistic that the fourth quarter will show stronger operating results," commented Dunson Cheng, Chairman of the Board and President of the Company. "Our proposed merger with GBC Bancorp (which is currently expected to close after the close of business on Monday, October 20, 2003 or as soon thereafter as possible) will create, we believe, the largest full-service bank catering primarily to Asian-American business and retail customers in key U.S. markets. Our integration plans are nearly complete and we expect the conversion to one common computer system to occur in April 2004."

     INCOME STATEMENT REVIEW

     Net interest income before provision for loan losses

     Our net interest income before provision for loan losses increased to $27.1 million during the third quarter of 2003, or 3.3% higher than the $26.2 million during the same quarter a year ago. The increase was due to growth in both the investment and loan portfolios, which helped to mitigate the effect of the accelerated amortization of premiums on securities due to higher prepayments, lower securities yields available on reinvestment and the effect of the decreases in the target federal funds rate on the Company's asset-sensitive balance sheet.

    The net interest margin, on a fully taxable-equivalent basis, fell
17 basis points from 3.91% during the second quarter 2003 to 3.74% for the third quarter 2003, primarily as a result of lower yields from the loan portfolio, accelerated amortization of premiums on securities due to higher prepayments as well as the lower yields available upon reinvestment. The net interest margin decreased from 4.29% in the third quarter of 2002 to 3.74% in the third quarter of 2003, primarily as a result of the 50 and 25 basis point drops in the federal funds rate in November 2002 and June 2003, respectively, the accelerated amortization of premiums on securities due to higher prepayments, prepayments and calls of higher yielding securities and the related lagging effect on our interest-bearing time deposit accounts.

    For the third quarter of 2003, the interest rate earned on our average interest-earning assets was 4.96% on a fully taxable-equivalent basis, and our cost of funds on average interest-bearing liabilities equaled 1.47%. In comparison, for the third quarter of 2002, the interest rate earned on our average interest-earning assets was 5.90% and our cost of funds on average interest-bearing liabilities equaled 1.96%.

    Provision for loan losses

    We increased the provision for loan losses by $150,000 to $1.7 million during the third quarter of 2003, compared with $1.5 million for the third quarter of 2002. The provision for loan losses represents the charge against current earnings that is determined by management, through a credit review process, as the amount needed to maintain an allowance that management believes should be sufficient to absorb loan losses inherent in the Company's loan portfolio. Total charge-offs for the third quarter of 2003 were $15,000 compared with charge-offs of $415,000 during the third quarter of 2002. Recoveries in the third quarter of 2003 equaled $61,000, compared with recoveries of $13,000 in the same quarter a year ago.

    Non-interest income

    Non-interest income, which includes revenues from service charges on deposit accounts, letters of credit commissions, securities sales, loan sales, wire transfer fees, and other sources of fee income, was $5.2 million for the third quarter of 2003, which was the same as the third quarter of 2002.

    For the third quarter of 2003, the Company realized a net gain on securities of $1.7 million compared to $1.4 million for the same quarter in 2002. Other operating income decreased by 16.3% to $1.6 million during the third quarter 2003 compared with $1.9 million in the year ago quarter. The decrease in other operating income was due primarily to lower wire transfer fees and foreign exchange income.

    Non-interest expense

    Non-interest expense increased $242,000 to $11.1 million in the third quarter of 2003, while the efficiency ratio improved slightly to 34.45% compared to 34.65% in the year ago quarter. The increase in non-interest expense during the third quarter 2003 was primarily attributable to higher losses from operations of $181,000 from additional affordable housing limited partnerships, increases in salaries and employee benefits expenses of $163,000, and increases in occupancy expense of $85,000. The increases in salaries and employee benefits expense and occupancy expense were related to a higher number of employees, resulting in part from the opening of additional branches and $97,000 for stock option expense. During the first quarter of 2003, the Company adopted prospectively the stock option expense provisions of the Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation," as amended by FASB Statement No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an Amendment of FASB Statement No. 123".

    Income taxes

    The provision for income taxes was $6.5 million, representing an effective income tax rate of 33.3%, for the third quarter 2003 compared with $6.0 million, representing an effective income tax rate of 31.7%, in the year ago quarter. The effective income tax rate during the third quarter of 2003 reflected tax credits from qualified affordable housing investments, and the income tax benefits of the real estate investment trust formed in the first quarter of 2003. The effective income tax rate during the third quarter of 2002 reflected tax credits from affordable housing investments, and the income tax benefits of a registered investment company subsidiary of the Bank, which was deregistered in March 2003. The increase in the effective tax rate from 2002 to 2003 resulted from the lower level of assets in the real estate investment trust in 2003 compared to the registered investment company in 2002.

    BALANCE SHEET REVIEW

    Total assets increased by $447.6 million to $3.2 billion at September 30, 2003, up 16.3% from year-end 2002 of $2.8 billion. The increase in total assets was driven primarily by growth in investment securities totaling $239.3 million and an increase of $219.0 million in loans. Total investment securities increased 33.8% to $947.0 million at September 30, 2003, compared to $707.7 million at December 31, 2002. As a percentage of total assets, the investment securities portfolio increased to 29.6% at September 30, 2003, compared with 25.7% at year-end 2002.

    Gross loan growth during the nine months ended September 30, 2003, equaled $219.0 million, an increase of 11.7% from year-end 2002, reflecting increases in commercial mortgage loans, which grew by $182.8 million to $1.1 billion at September 30, 2003, compared with $943.4 million at year-end 2002, and in commercial loans, which increased by $35.9 million to $599.5 million at period-end, September 30, 2003, compared with $563.7 million at year-end 2002. The changes in the loan composition from year-end 2002 are presented below:

     (Dollar in thousands)       September 30,     December 31,    % Change
                                      2003             2002
     Loans
       Commercial                     $599,532        $563,675          6
       Residential mortgage            245,618         231,371          6
       Commercial mortgage           1,126,160         943,391         19
       Real estate construction        114,988         122,773         (6)
       Installment                       9,807          15,570        (37)
       Other                               155             447        (65)

         Gross loans                 2,096,260       1,877,227         12

       Allowance for loan losses       (29,369)        (24,543)        20
       Unamortized deferred loan fees   (5,290)         (4,606)        15

         Total loans, net           $2,061,601      $1,848,078         12

    The Company invested in three affordable housing limited partnerships during the third quarter of 2003. Capital contributions made on these new and existing limited partnerships totaled $2.1 million during the quarter. In addition, during the third quarter of 2003, the Company adopted Interpretation No. 46, "Consolidation of Variable Interest Entities," issued by FASB in January 2003. Three of the limited partnerships in which the Company has an equity interest were determined to be variable interest entities, and the carrying value of certain real estate is now consolidated in the Company's consolidated financial statements. In total, affordable housing investments increased $5.4 million to $27.1 million as of September 30, 2003 from year-end 2002.

    The increase in total assets from year-end 2002 was funded primarily by deposit growth of $229.5 million or 9.9%, to $2.5 billion, and by increase in wholesale borrowings of $194.0 million.

    The deposit growth was comprised of $140.8 million or 10.6% in lower-cost core deposits, and $88.6 million or 9.0% in time deposits of $100,000 or more. This includes the Bank's purchase of $2.1 million in deposits from CITIC International Financial Holdings Limited, which was completed in May 2003.
The changes in the deposit composition from year-end 2002 are presented below:

     (Dollars in thousands)       September 30,    December 31,   % Change
                                        2003             2002
     Deposits
       Non-interest-bearing
        deposits                       $366,018        $302,828        21
       Interest-bearing checking
        deposits                        347,724         309,665        12
       Savings deposits                 325,530         290,226        12
       Time deposits                  1,504,823       1,411,924         7
         Total deposits              $2,544,095      $2,314,643        10

    Federal funds purchased and securities sold under agreements to repurchase increased by $84.0 million to $112.5 million at September 30, 2003, compared with $28.5 million at year-end 2002. Advances from the Federal Home Loan Bank increased to $160.0 million in the third quarter of 2003, compared to $50.0 million at year-end 2002. Other borrowings increased $4.8 million from year-end 2002 as a result of consolidation of the mortgage liabilities of the three affordable housing limited partnerships determined to be variable interest entities under FASB's Interpretation No. 46.

    Other liabilities decreased by $50.2 million from December 31, 2002 to September 30, 2003. The decrease was due primarily to a liability that was established for investment securities purchased in December 2002 that settled in January 2003.

    Stockholders' equity of $319.9 million rose $31.9 million or 11.1% from December 31, 2002. The increase was primarily due to net income of $38.8 million for the nine months ended September 30, 2003, and $2.6 million from the Company's dividend reinvestment plan which was partially offset by cash dividends on common stock of $10.1 million.

    ASSET QUALITY REVIEW

    Non-performing assets to gross loans plus other real estate owned decreased to 0.24% at September 30, 2003, from 0.39% at December 31, 2002, and from 0.64% at September 30, 2002. Total non-performing assets decreased to $4.9 million at September 30, 2003, compared with $7.2 million at December 31, 2002, and $11.8 million at September 30, 2002. Non-performing loans decreased to $4.3 million at September 30, 2003, compared with year-end 2002 of $6.6 million, and $11.1 million at September 30, 2002.

    The allowance for loan losses amounted to $29.4 million at September 30, 2003, and represented the amount that the Company believes should be sufficient to absorb loan losses inherent in the Company's loan portfolio. The allowance for loan losses represented 1.40% of period-end gross loans and 685.6% of non-performing loans at September 30, 2003. The comparable ratios were 1.31% of gross loans and 372.3% of non-performing loans at December 31, 2002. The changes to the Company's asset quality results are highlighted below:

     (In thousands)              September 30,    December 31,    % Change
                                       2003            2002
     Non-performing assets
       Accruing loans past
        due 90 days or more             $1,044          $2,468        (58)
       Non-accrual loans                 3,240           4,124        (21)
         Total non-performing loans      4,284           6,592        (35)

      Other real estate owned              653             653         --
         Total non-performing assets    $4,937          $7,245        (32)
      Troubled debt restructurings      $5,253          $5,266         --

    Troubled debt restructurings totaled $5.3 million, unchanged at September 30, 2003, compared to year-end 2002. There were five loans in the category, all current as of September 30, 2003.

    CAPITAL ADEQUACY REVIEW

    The Tier 1 risk-based capital ratio of 13.63%, total risk-based capital ratio of 14.81%, and Tier 1 leverage capital ratio of 11.00%, continued to place the Company in the "well capitalized" category, which is defined as institutions with a total risk-based capital ratio equal to or greater than ten percent, a Tier 1 risk-based capital ratio equal to or greater than six percent and a Tier 1 leverage capital ratio equal to or greater than five percent. The Tier 1 risk-based capital, total risk-based capital and Tier 1 leverage capital ratios for year-end 2002 were 11.93%, 13.01%, and 10.11%, respectively.

    In September 2003, the Company completed the issuance of a second
$20 million of trust preferred securities which qualify as Tier 1 capital under current regulatory guidelines. The trust preferred securities were issued by a newly established subsidiary of the Company named Cathay Statutory Trust I and have a variable interest rate of three-month LIBOR plus 3.0% and a 30-year term. The trust preferred securities are redeemable, in whole or in part, at the option of the Company, once each quarter beginning five years after their issuance.

    YEAR-TO-DATE REVIEW

    Net income was $38.8 million or $2.14 per diluted share for the nine months ended September 30, 2003, an increase of 5.9% over the $36.6 million or $2.02 per diluted share for the same period a year ago. The net interest margin, on a fully taxable-equivalent basis for the nine months ended September 30, 2003 decreased 49 basis points to 3.89% compared to 4.38% during the like period a year ago.

    Return on average stockholders' equity was 17.10% and return on average assets was 1.75% for the first nine months of 2003, compared to a return on average stockholders' equity of 18.81% and a return on average assets of 1.91%, for the nine months ended September 30, 2002. The efficiency ratio for the nine months ended September 30, 2003, was 35.29% compared to 35.36% during the same period a year ago.

    ABOUT CATHAY BANCORP, INC.

    Cathay Bancorp, Inc. is the one-bank holding company for Cathay Bank. Cathay Bank was founded in 1962 and offers a wide range of financial services. The Bank currently operates twelve branches in Southern California, eight branches in Northern California, three branches in New York State, one branch in Houston, Texas, and two representative offices, one in Hong Kong, and one in Shanghai, China. In addition, the Bank's subsidiary, Cathay Investment Company, maintains an office in Taipei. Cathay Bank's web page is found at http://www.cathaybank.com /

    FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

    Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements, of Cathay Bancorp, Inc. to be materially different from any future results, performance, or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to adverse developments, or conditions related to or arising from: fluctuations in interest rates, demographic changes, inflation, competition, legislative and regulatory developments, war and terrorism, changes in business strategy, including the formation of a real estate investment trust and the deregistration of our registered investment company, and general economic or business conditions in California and other regions where the Bank has operations such as the currently unknown impact of the California budget deficit. These and other factors are further described in Cathay Bancorp Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, its Quarterly Reports on Form 10-Q and other filings it makes with the Securities and Exchange Commission ("SEC") from time to time. Cathay Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

    In connection with the proposed merger of Cathay Bancorp, Inc. with GBC Bancorp, Cathay Bancorp, Inc. has filed a Registration Statement on Form
S-4 with the SEC (which has been declared effective) and will file certain other materials with the SEC from time to time, including amendments to the Registration Statement on Form S-4. Because those documents will contain important information, you are urged to read them as they become available. When filed with the SEC, they will be available for free on the SEC's website at http://www.sec.gov . You may obtain from us free copies of our reports, proxy statements, and other information regarding us filed with the SEC and, when available, the proxy statement/prospectus relating to the proposed merger.

    Cathay Bancorp, Inc.'s filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov , or by requests directed to Cathay Bancorp, Inc., 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations
(213) 625-4749.

                               CATHAY BANCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                          Three months ended          Nine months ended
    (Dollars in               September 30,             September 30,
     thousands, except   2003      2002      %       2003     2002       %
     per share data)                     change                       change

    FINANCIAL PERFORMANCE
      Net interest income
       before provision
       for loan
       losses         $27,112   $26,242      3    $80,135   $77,257     4
      Provision for
       loan losses      1,650     1,500     10      4,950     4,500    10
      Net interest
       income after
       provision for
       loan losses     25,462    24,742      3     75,185    72,757     3
      Non-interest
       income           5,208     5,185     --     17,607    12,541    40
      Non-interest
       expense         11,133    10,891      2     34,496    31,757     9
      Income before
       income tax
       expense         19,537    19,036      3     58,296    53,541     9
      Income tax
       expense          6,507     6,031      8     19,487    16,910    15
      Net income      $13,030   $13,005     --    $38,809   $36,631     6

      Net income per
       common share:
        Basic           $0.72     $0.72     --      $2.15     $2.04     5
        Diluted         $0.72     $0.72     --      $2.14     $2.02     6

      Cash dividends
       paid per
       common share    $0.280    $0.140    100     $0.560    $0.405    38

    SELECTED RATIOS
      Return on
       average assets   1.66%     1.96%    (15)     1.75%     1.91%    (8)
      Return on average
       stockholders'
       equity          16.55%    18.94%    (13)    17.10%    18.81%    (9)
      Efficiency
       ratio           34.45%    34.65%     (1)    35.29%    35.36%    --
      Dividend payout
       ratio           38.89%    19.44%    100     26.05%    19.85%    31

    YIELD ANALYSIS
     (Fully tax equivalent)
      Total interest
       -earning assets  4.96%     5.90%    (16)     5.18%     6.07%   (15)
      Total interest
       -bearing
       liabilities      1.47%     1.96%    (25)     1.57%     2.05%   (23)
      Net interest
       spread           3.49%     3.94%    (11)     3.61%     4.02%   (10)
      Net interest
       margin           3.74%     4.29%    (13)     3.89%     4.38%   (11)

                           September 30,     December 31,   September 30,
                                2003             2002             2002
    CAPITAL RATIOS
      Tier 1 risk-based
       capital ratio             13.63%           11.93%           11.81%
      Total risk-based
       capital ratio             14.81%           13.01%           12.86%
      Tier 1 leverage
       capital ratio             11.00%           10.11%           10.01%

                               CATHAY BANCORP, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (Unaudited)

    (In thousands,
     except share and
     per share data)            September 30,     December 31,         %
                                      2003             2002        change
    Assets
      Cash and due from banks        $77,475         $ 70,777           9
      Federal funds sold
       and securities
       purchased under
       agreements to resell            2,000           19,000         (89)
      Cash and cash equivalents       79,475           89,777         (11)
      Investment securities
       (amortized cost of
       $935,729 in 2003 and
       $698,192 in 2002)             947,029          707,725          34
      Loans                        2,096,260        1,877,227          12
        Less:  Allowance
                for loan losses      (29,369)         (24,543)         20
               Unamortized
                deferred loan
                fees                  (5,290)          (4,606)         15
               Loans, net          2,061,601        1,848,078          12
      Other real estate
       owned, net                        653              653          --
      Affordable housing
       investments, net               27,109           21,678          25
      Premises and equipment, net     29,568           29,788          (1)
      Customers' liability on
       acceptances                     8,525           10,608         (20)
      Accrued interest receivable     13,166           14,453          (9)
      Goodwill                         6,552            6,552          --
      Other assets                    27,954           24,686          13
        Total assets              $3,201,632       $2,753,998          16

    Liabilities and Stockholders' Equity
      Deposits
        Non-interest-bearing
         demand deposits            $366,018         $302,828          21
        Interest-bearing
         deposits:
           NOW deposits              161,661          148,085           9
           Money market
            deposits                 186,063          161,580          15
           Savings deposits          325,530          290,226          12
           Time deposits
            under $100               429,424          425,138           1
           Time deposits of
            $100 or more           1,075,399          986,786           9
           Total deposits          2,544,095        2,314,643          10

      Federal funds purchased
       and securities sold
       under agreements to
       repurchase                    112,500           28,500         295
      Advances from the
       Federal Home Loan Bank        160,000           50,000         220
      Other borrowings                 4,755               --         100
      Acceptances outstanding          8,525           10,608         (20)
      Trust preferred securities      39,716               --         100
      Other liabilities               12,131           62,286         (81)
        Total liabilities          2,881,722        2,466,037          17

    Stockholders' Equity
      Preferred stock,
       $0.01 par value;
       10,000,000 shares
       Authorized, none issued           --              --
      Common stock, $0.01 par
       value, 25,000,000
       shares authorized,
       18,371,272 issued and
       18,051,362 outstanding
       in 2003 and 18,305,255
       issued and 17,999,955
       outstanding in 2002               184              183          --
      Treasury stock, at cost
       (319,910 shares in 2003
       and 305,300 in 2002)           (8,810)          (8,287)          6
      Additional paid-in-capital      75,473           70,857           7
      Unearned compensation           (1,646)              --         100
      Accumulated other
       comprehensive income, net       7,499            6,719          12
      Retained earnings              247,210          218,489          13
      Total stockholders' equity     319,910          287,961          11
      Total liabilities and
       stockholders' equity       $3,201,632       $2,753,998          16
    Book value per share              $17.72           $16.00          11

                               CATHAY BANCORP, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)

                               Three months ended        Nine months ended
    (In thousands, except        September 30,             September 30,
     share and per
     share data)                2003        2002           2003        2002

    INTEREST INCOME
      Interest on loans      $27,103     $27,384        $80,446     $79,980
      Interest on
       securities
       available-for-sale      8,959       8,648         26,506      27,174
      Interest on federal
       funds sold and
       securities Purchased
       under agreements
       to resell                  11         265            312         657
      Interest on deposits
       with banks                 21           7             35          26

    Total interest income     36,094      36,304        107,299     107,837

    INTEREST EXPENSE
      Time deposits of
       $100 or more            4,712       5,817         14,944      17,847
      Other deposits           2,381       3,432          7,660      10,366
      Other borrowed funds     1,889         813          4,560       2,367

      Total interest
       expense                 8,982      10,062         27,164      30,580

      Net interest income
       before provision for
       loan losses            27,112      26,242         80,135      77,257
      Provision for
       loan losses             1,650       1,500          4,950       4,500

      Net interest income
       after provision
       for loan losses        25,462      24,742         75,185      72,757

    NON-INTEREST INCOME
      Securities gains         1,690       1,421          7,343       1,881
      Letters of credit
       commissions               542         533          1,536       1,471
      Depository service
       fees                    1,385       1,330          4,190       4,291
      Other operating
       income                  1,591       1,901          4,538       4,898

      Total non-interest
       income                  5,208       5,185         17,607      12,541

    NON-INTEREST EXPENSE
      Salaries and
       employee benefits       6,537       6,374         20,261      18,787
      Occupancy expense        1,094       1,009          2,999       2,757
      Computer and
       equipment expense         766         808          2,418       2,392
      Professional services
       expense                   901       1,003          2,845       2,857
      FDIC and State
       assessments               145         127            402         373
      Marketing expense          392         357          1,241       1,128
      Other real estate
       owned expense (income)     10          --            139        (385)
      Operations of affordable
       housing investments       596         415          1,824       1,533
      Other operating expense    692         798          2,367       2,315
      Total non-interest
       expense                11,133      10,891         34,496      31,757
      Income before income
       tax expense            19,537      19,036         58,296      53,541
    Income tax expense         6,507       6,031         19,487      16,910
    Net income                13,030      13,005         38,809      36,631
    Other comprehensive
     (loss) income, net
     of tax                   (4,639)      1,806            780       2,162

    Total comprehensive
     income                   $8,391     $14,811        $39,589     $38,793

      Net income per
       common share:
        Basic                  $0.72       $0.72          $2.15       $2.04
        Diluted                $0.72       $0.72          $2.14       $2.02

      Cash dividends
        paid per common
        share                 $0.280      $0.140         $0.560      $0.405
      Basic average
       common shares
       outstanding        18,033,582  18,005,262     18,017,905  17,989,066
      Diluted average
       common shares
       outstanding        18,223,498  18,133,446     18,165,335  18,113,054

                               CATHAY BANCORP, INC.
          AVERAGE BALANCES - SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

                                           For the three months ended,
    (In thousands)                September 30,   September 30,    June 30,
                                       2003            2002          2003
    Interest-earning assets
      Federal funds sold
       and securities purchased
       under agreements to resell      $6,054         $60,457       $42,544
      Investment securities           939,232         629,978       819,657
      Loans, net of unamortized
       deferred loan fees           1,981,930       1,787,281     1,913,593
      Deposits with banks               2,285             840         1,193
        Total interest-earning
          assets                   $2,929,501      $2,478,556    $2,776,987

    Interest-bearing liabilities
      Interest-bearing checking
       deposits                      $347,965        $305,603      $341,040
      Savings deposits                317,156         274,913       304,498
      Time deposits                 1,494,803       1,382,875     1,472,711
        Total interest-bearing
         deposits                   2,159,924       1,963,391     2,118,249
      Other borrowed funds            262,445          78,512       165,686
        Total interest-bearing
         liabilities                2,422,369       2,041,903     2,283,935
      Non-interest-bearing
       demand deposits                326,803         279,454       306,260
        Total deposits and
         other borrowed funds      $2,749,172      $2,321,357    $2,590,195
      Total average assets         $3,108,858      $2,630,188    $2,929,110
      Total average
       stockholders' equity          $312,393        $272,354      $306,279

                                           For the nine months ended,
    (In thousands)                  September 30, 2003    September 30, 2002

    Interest-earning assets
      Federal funds sold and
       securities purchased
       under agreements to resell             $35,218            $50,551
      Investment securities                   822,773            646,610
      Loans receivable, net of
       unamortized deferred
       loan fees                            1,948,381          1,711,242
      Deposits with banks                       1,299                953
        Total interest-earning assets      $2,807,671         $2,409,356
    Interest-bearing liabilities
      Interest-bearing checking deposits     $342,346           $288,906
      Savings deposits                        308,217            266,015
      Time deposits                         1,466,330          1,363,055
        Total interest-bearing deposits     2,116,893          1,917,976
      Other borrowed funds                    190,052             79,338
        Total interest-bearing
         liabilities                        2,306,945          1,997,314
      Non-interest-bearing demand
       deposits                               296,652            266,968
        Total deposits and other
         borrowed funds                    $2,603,597         $2,264,282
    Total average assets                   $2,968,371         $2,560,339
    Total average stockholders' equity       $303,510           $260,305